Exhibit 10.1

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

BY AND AMONG

PAR PETROLEUM CORPORATION

AND

THE PURCHASERS NAMED HEREIN

Schedules and Exhibits:

Schedule 2.1 Purchasers and Commitment Amounts

Exhibit A - Registration Rights Agreement
Exhibit B - Par Petroleum Corporation Officer’s Certificate
Exhibit C - Purchasers’ Officer’s Certificate
Exhibit D - Par Petroleum Corporation Secretary’s Certificate
Exhibit E - Cross Receipt

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT, dated as of September 10, 2013 (this “Agreement”), by and among PAR PETROLEUM CORPORATION, a Delaware corporation (the “Company”), and each of the purchasers named in Schedule 2.1 to this Agreement (each such purchaser a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, on June 14, 2013, the Company and each of the Purchasers entered into a commitment letter (the “Commitment Letter”) whereby each of the Purchasers offered the Company its binding commitment and agreement to purchase in the aggregate $200,000,000 of shares of the Common Stock at a price of $1.39 per share, for the purposes and upon and subject to the terms and conditions set forth therein;

WHEREAS, on June 17, 2013, a wholly owned subsidiary of the Company entered into the TSO Acquisition Agreement to acquire all of the issued and outstanding units representing the membership interests in TSO Hawaii, and indirectly TSO Hawaii’s wholly owned subsidiary, Smiley’s Super Service, Inc. (the “TSO Acquisition”);

WHEREAS, the Company desires to finance a portion of the TSO Acquisition through the sale of an aggregate of $200,000,000 of Common Stock, and the Purchasers desire to purchase severally an aggregate of $200,000,000 of Common Stock from the Company, each in accordance with the provisions of this Agreement;

WHEREAS, the Company and each of the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the United States Securities and Exchange Commission under the Securities Act (“Regulation D”);

WHEREAS, it is a condition to the obligations of the Purchasers and the Company under this Agreement that all closing conditions (other than the payment of the purchase price) required to consummate the TSO Acquisition have been satisfied or waived, and the parties to the TSO Acquisition Agreement are prepared to consummate the TSO Acquisition substantially on the terms set forth therein contemporaneously with the consummation of the transactions contemplated under this Agreement; and

WHEREAS, contemporaneous with the consummation of the transactions contemplated under this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act and applicable state securities Laws.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“2012 Long Term Incentive Plan” means the Par Petroleum Corporation 2012 Long Term Incentive Plan.

“2012 Registration Rights Agreement” shall have the meaning specified in Section 3.14.

“2012 Registration Rights Amendment” shall have the meaning specified in Section 6.1(a)(v).

“5% Holders” shall have the meaning specified in Section 6.1(a)(iii).

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Anti-Dilution Amendment” shall have the meaning specified in Section 6.1(a)(iv).

“Business Day” means any day other than a Saturday, a Sunday, or a legal holiday for commercial banks in Houston, Texas or New York, New York.

“Charter Amendment” shall have the meaning specified in Section 6.1(a)(iii).

“Closing” shall have the meaning specified in Section 2.2.

“Closing Date” shall have the meaning specified in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” means the dollar amount set forth opposite each Purchaser’s name on Schedule 2.1 to this Agreement under the heading “Gross Proceeds to Issuer.”

“Commitment Letter” shall have the meaning set forth in the Recitals.

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“Common Stock Price” shall have the meaning specified in Section 2.1(b).

“Common Stockholders” means the holders of the Common Stock of the Company.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning specified in the introductory paragraph.

“Company Financial Statements” shall have the meaning specified in Section 3.3.

“Company Indemnitee” shall have the meaning specified in Section 7.2.

“Company Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on the Company and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which the Company and its Subsidiaries participate or are engaged, (ii) the ability of the Company and its Subsidiaries, taken as a whole, to carry out their businesses as of the date of this Agreement, (iii) the legality, validity or enforceability of any Transaction Document or (iv) the ability of the Company to consummate the transactions, or perform its obligations, under any Transaction Document on a timely basis.

“Company SEC Documents” shall have the meaning specified in Section 3.3.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, other than Will Monteleone, after due inquiry.

“Disclosure Deadline” shall have the meaning specified in Section 5.5(a).

“Evaluation Date” shall have the meaning specified in Section 3.13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time; provided, however, that for purposes of the Company Financial Statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of the Company Financial Statements.

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“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities, stock exchanges and self regulatory organizations that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Company, its Subsidiaries or any of their Property or any of the Purchasers.

“Law” or “Laws” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Losses” shall have the meaning specified in Section 7.1.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Money Laundering Laws” shall have the meaning specified in Section 3.21.

“OFAC” shall have the meaning specified in Section 3.22.

“Organizational Documents” means, as the context requires, (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, as amended to date, and/or (ii) the certificate or incorporation and bylaws or other equivalent documents of the Company’s Subsidiaries, as amended to date.

“Party” or “Parties” means the Company and the Purchasers, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, business trust, joint stock company, sole proprietorship, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means the aggregate of each Purchaser’s Commitment Amount set forth opposite the Purchaser’s name on Schedule 2.1 to this Agreement under the heading “Gross Proceeds to Issuer.”

“Purchased Common Stock” means the Common Stock to be issued and sold to the Purchasers pursuant to this Agreement.

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“Purchaser” or “Purchasers” shall have the meaning specified in the introductory paragraph.

“Purchaser Designee” means, solely for purposes of Section 5.5(c), ZCOF Par Petroleum Holdings, L.L.C.

“Purchaser Indemnitee” shall have the meaning specified in Section 7.1.

“Purchaser Material Adverse Effect” means any material and adverse effect on the ability of a Purchaser to consummate the transactions, or perform its obligations, under any Transaction Document on a timely basis.

“Registration Rights Agreement” shall have the meaning specified in the Recitals.

“Regulation D” shall have the meaning specified in the Recitals.

“Representatives” of any Person means the officers, members, managers, directors, employees, agents, legal counsel, accountants, financial advisors or any other representatives of such Person.

“Required Purchasers” means the Purchasers entitled to purchase a majority of the Purchased Common Stock based on the total Commitment Amounts.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its Board of Directors or other governing body or, if there are no such voting interests, 50% or more of the equity interests, of which is owned directly or indirectly by such first Person.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means, collectively, this Agreement, the Commitment Letter, the Registration Rights Agreement and any and all other material agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto; provided that in the event of any conflict or ambiguity between the terms of the Commitment Letter and the terms of this Agreement, the terms of this Agreement shall control.

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“Transfer Agent” means Corporate Stock Transfer in its capacity as transfer agent for the Common Stock.

“TSO Acquisition” shall have the meaning specified in the recitals.

“TSO Acquisition Agreement” means that certain Membership Interest Purchase Agreement dated June 17, 2013, by and among Tesoro Corporation, a Delaware corporation, Hawaii Pacific Energy, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and solely for the limited purposes set forth therein, TSO Hawaii.

“TSO Hawaii” means Tesoro Hawaii, LLC, a Hawaii limited liability company.

“TSO Closing Date” means the date on which the TSO Acquisition is consummated.

“Warrant Agreement” means that certain Warrant Issuance Agreement, dated as of August 31, 2012, by and between the Company and certain purchasers of warrants, as may be amended or modified from time to time.

Section 1.2 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited financial statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

SALE AND PURCHASE

Section 2.1 Sale and Purchase. Contemporaneously with the consummation of the TSO Acquisition and subject to the terms and conditions of this Agreement, at the Closing, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, the dollar amount of Purchased Common Stock set forth opposite its name on Schedule 2.1 of this Agreement. Each Purchaser agrees to pay the Company the Common Stock Price for each share of Purchased Common Stock as set forth in Section 2.1(b).

(a) Common Stock. The amount of Purchased Common Stock to be issued and sold to each Purchaser shall be equal to the amount next to such Purchaser’s name under the column entitled “Common Stock” in Schedule 2.1 of this Agreement. The Purchased Common Stock shall have those rights, preferences, privileges and restrictions governing the Common Stock as set forth in the Organizational Documents.

(b) Consideration. The amount per share of Common Stock each Purchaser will pay to the Company as consideration for the Purchased Common Stock shall be $1.39 (the “Common Stock Price”).

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Section 2.2 Closing. The execution and delivery of the Transaction Documents (other than this Agreement), the delivery of certificates representing the Purchased Common Stock, the payment of the Common Stock Price for each share of Purchased Common Stock, and the execution and delivery of all other instruments, agreements and other documents required by this Agreement (the “Closing”) shall take place on a date (the “Closing Date”) concurrent with the TSO Closing Date, but on or prior to September 30, 2013, provided that the Company shall have given each Purchaser three (3) Business Days (or such shorter period as shall be agreeable to the Parties) prior notice of such designated Closing Date, at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002.

Section 2.3 Nature of Purchasers’ Obligations and Rights. The respective obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Transaction Document. Except as otherwise provided in the Transaction Documents, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The decision of each Purchaser to purchase Purchased Common Stock pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Purchased Common Stock or enforcing its rights under the Transaction Documents. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through Neal Gerber & Eisenberg LLP. Neal Gerber & Eisenberg LLP does not represent all of the Purchasers and only represents ZCOF Par Petroleum Holdings, L.L.C. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows, it being understood that each Purchaser is relying on each of the following representations and warranties:

Section 3.1 Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and each of the Company’s Subsidiaries is an entity duly formed, validly existing and in good standing under the Laws of the jurisdiction under which it was formed. The Company and each of its Subsidiaries has all requisite power and authority to conduct its business as currently conducted and to own and lease its Property and other assets as now owned or leased, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Property and to conduct its business as its business is currently conducted as described in the Company SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals could not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries is qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business conducted by the Company or such Subsidiary makes such qualification necessary, except where the failure so to qualify could not reasonably be expected to have a Company Material Adverse Effect.

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Section 3.2 Capitalization and Valid Issuance of Purchased Common Stock.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, and the issued and outstanding shares of Common Stock consists of 152,984,505 shares. As of the date of this Agreement, no shares of preferred stock are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued in accordance with applicable Law and the Organizational Documents and are fully paid and non-assessable.

(b) As of the date of this Agreement, there are 12,732,754 shares of Common Stock issuable pursuant to the 2012 Long Term Incentive Plan, as in effect on the date hereof, and as of June 30, 2013, 9,718,300 shares of Common Stock were issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Common Stock of the Company. As of June 30, 2013, approximately $50.2 million in general unsecured claims of creditors remained outstanding in connection with the Company’s emergence from Chapter 11 bankruptcy proceedings on August 31, 2012 which may be paid in shares of Common Stock pursuant to the Company’s plan of reorganization. Other than the 2012 Long Term Incentive Plan, the Company has no equity compensation plans that contemplate the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock). The Company has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Common Stockholders may vote. Except as contemplated by (v) the 2012 Long Term Incentive Plan and the awards issued pursuant thereto, (w) the Organizational Documents, (x) the Stockholders Agreement effective as of August 31, 2012 and filed with the Commission on September 7, 2012 as Exhibit 4.2 to the Company’s Current Report on Form 8-K, (y) the Warrant Agreement and the warrants issued pursuant thereto, and (z) the shares of Common Stock to be issued to settle bankruptcy claims as set forth in the Company SEC Documents or the Transaction Documents, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such equity interests, (ii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interests in the Company or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Company or any of its Subsidiaries.

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(c) (i) All of the issued and outstanding equity interests of each of the Company’s Subsidiaries are owned, directly or indirectly, by the Company free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Company’s or the Company’s Subsidiaries’ credit facilities filed as exhibits to the Company SEC Documents), and all such ownership interests have been duly authorized and validly issued in accordance with applicable Law and the Organizational Documents and are fully paid (to the extent required by the Organizational Documents of the Company’s Subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by the Organizational Documents of the Company’s Subsidiaries), and (ii) except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(d) Other than the filing of the Charter Amendment, the offer and sale of the Purchased Common Stock has been duly authorized by the Company pursuant to the Organizational Documents and when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued in accordance with applicable Law and the Organizational Documents, fully paid and non-assessable and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(e) The Purchased Common Stock shall have those rights, preferences, privileges and restrictions governing the Common Stock as set forth in the Organizational Documents.

Section 3.3 Company SEC Documents. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) or furnished with the Commission all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) that have been filed or were required to be filed or furnished by it under the Exchange Act or the Securities Act since November 26, 2012 (all such documents collectively, the “Company SEC Documents”). The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. EKS&H LLLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

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Section 3.4 No Material Adverse Change. Except as set forth in or contemplated by the Company SEC Documents filed or furnished with the Commission after August 31, 2012 and prior to the date hereof, since August 31, 2012, the Company and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has not been (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company, including any acquisition or disposition of any material asset by the Company or any of its Subsidiaries (or any contract or arrangement therefor) or any incurrence of material indebtedness (other than the incurrence of such indebtedness as is contemplated in connection with the TSO Acquisition), from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, except for changes which have not had and could not reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate, (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company, (iii) any material change in the Company’s accounting principles, practices or methods or (iv) any other event, occurrence, development or condition of any character that has had or could reasonably be expected to have a Company Material Adverse Effect. Except for the transactions contemplated by the Transaction Documents, including, without limitation, the TSO Acquisition, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, Properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made or deemed made.

Section 3.5 Litigation. Except as set forth in the Company SEC Documents, there is no Action pending or, to the knowledge of the Company, contemplated or threatened, against the Company or any of its Subsidiaries or any of their respective officers, directors or Properties, which (individually or in the aggregate) reasonably could be expected to have a Company Material Adverse Effect, or which challenges the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority which could reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries, nor any director or officer thereof, is or since August 31, 2012 has been the subject of any action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Securities Act or the Exchange Act.

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Section 3.6 No Breach. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its respective Organizational Documents, each as in effect immediately prior to the Closing. Neither the Company nor any of its Subsidiaries are in violation or default of any provision of any Law of any Governmental Authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective assets or Properties which could reasonably be expected to have a Company Material Adverse Effect. The execution, delivery and performance by the Company of each Transaction Document to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Transaction Documents, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any Law, governmental permit, determination or award applicable to the Company or any of its Subsidiaries or any of their respective Properties, (ii) conflict with or result in a violation of any provision of the Organizational Documents of the Company or any of the Company’s Subsidiaries, (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Properties may be bound or (B) any other agreement, instrument or obligation, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Company or any of its Subsidiaries, except in the cases of clauses (i) and (iii) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.6 could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.7 Authority and Enforceability. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. Except as contemplated by this Agreement, no approval by the Common Stockholders is required as a result of the Company’s issuance and sale of the Purchased Common Stock.

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Section 3.8 Approvals. Except as contemplated by this Agreement or as required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of each of the Transaction Documents to which it is a party, except (i) for certain post-closing filings as may be required pursuant to federal securities Laws and under the “blue sky” Laws of any jurisdiction or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.9 Investment Company Status. The Company is not, and immediately after receipt of payment for the Purchased Common Stock will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

Section 3.10 Offering. To Company’s Knowledge, neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Purchased Common Stock. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Common Stock pursuant to this Agreement are exempt from the registration requirements of the Securities Act. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Purchased Common Stock as contemplated hereby or (ii) cause the offering of the Purchased Common Stock pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable Law, regulation or stockholder approval provisions.

Section 3.11 Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission with respect to the sale of any of the Purchased Common Stock or the consummation of the transactions contemplated by the Transaction Documents. The Company agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands or liabilities for any fees, commissions or payments of the type contemplated by this Section 3.11 incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Purchased Common Stock or the consummation of the transactions contemplated by the Transaction Documents.

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Section 3.12 No Side Agreements. Except for the confidentiality agreements entered into by and between each of the Purchasers and the Company and as set forth in the Company SEC Documents, there are no other agreements by, among or between the Purchasers and any of their respective Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Transaction Documents), and there are no promises or inducements for future transactions by, among or between the Purchasers and any of their respective Affiliates, on the one hand, and the Company and any of its Affiliates, on the other hand.

Section 3.13 Internal Accounting Controls. The Company and its Subsidiaries are in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the Commission currently applicable to the Company and its Subsidiaries. Except as disclosed in the Company SEC Documents, the Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in or contemplated by the Company SEC Documents, the Company and its Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s and its Subsidiaries’ internal control over financial reporting (as such term is defined in the Exchange Act) or, to the Company’s Knowledge, in other factors that would be reasonably likely to materially affect the Company’s and its Subsidiaries’ internal control over financial reporting. The Company maintains a standard system of accounting established and administered in conformity with GAAP and the applicable requirements of the Exchange Act.

Section 3.14 Registration Rights. Except for the Registration Rights Agreement effective as of August 31, 2012 and filed with the Commission on September 7, 2012 as Exhibit 4.3 to the Company’s Current Report on Form 8-K (“2012 Registration Rights Agreement”), neither the execution of this Agreement nor the issuance of the Purchased Common Stock as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company, other than pursuant to the Registration Rights Agreement.

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Section 3.15 Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent for its businesses. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance. The Company does not have any reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted without a significant increase in cost.

Section 3.16 Transactions with Affiliates. Except as disclosed in the Company SEC Documents, none of the current officers or directors of the Company or any of its Subsidiaries and, to the Company’s Knowledge, none of the current employees of the Company or any of its Subsidiaries, is presently a party to any transaction with the Company or any of its Subsidiaries (other than as holders of stock options and/or warrants, and for services as employees, officers and directors) of the type required to be disclosed in any existing or future Company SEC Document pursuant to Item 404 of the Commission’s Regulation S-K.

Section 3.17 Tax Matters. The Company and each of its Subsidiaries has accurately and timely prepared in all material respects and filed all material tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all material taxes shown thereon or otherwise owed by it, except for taxes which it reasonably disputes in good faith and for which appropriate reserves have been established on the Company’s books and records. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which has not had and could not reasonably be expected to have a Company Material Adverse Effect taken as a whole. Except as would be not be material, all taxes and other assessments and levies that the Company or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets or Properties. Except as described in the Company SEC Documents, there are no outstanding tax sharing agreements or other such arrangements between the Company and any of its Subsidiaries or other corporation or entity. To the Company’s Knowledge, (i) no limitations under Section 382 or 383 of the Code or Treasury Regulations Section 1.1502-15 or- 21 apply to the use of the Company’s and any of its Subsidiaries’ net operating loss carryforwards, unrealized built-in losses, tax credits, capital loss carryforwards or other tax attributes for U.S. federal income tax purposes at the time of the Closing and (ii) the transactions contemplated by this Agreement and the other Transaction Documents (as if such transactions had occurred immediately after the Closing Date) will not cause an “ownership change” (as defined by Section 382(g) of the Code).

Section 3.18 Acknowledgment. The Company acknowledges that no Purchaser is acting or has acted as an advisor, agent or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and any advice given by any Purchaser or any of its respective Representatives in connection with the Transaction Documents is merely incidental to the Purchasers’ purchase of Purchased Common Stock. The Company further acknowledges to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated by this Agreement by the Company and its Representatives.

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Section 3.19 Questionable Payments. Since August 31, 2012, neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current directors, officers, employees, agents or other Persons acting on behalf of the Company or any of its Subsidiaries, has on behalf of the Company or any of its Subsidiaries or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law or (d) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

Section 3.20 No Manipulation of Stock. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any of their respective officers, directors, or employees has taken, in violation of applicable Law, any action designed to or that could reasonably be expected to, directly or indirectly, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Common Stock.

Section 3.21 Money Laundering Laws. Since August 31, 2012, the operations of the Company and its Subsidiaries are and have been conducted in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

Section 3.22 OFAC. Since August 31, 2012, neither the Company nor, to the Company’s Knowledge, any director, officer, agent or employee of the Company is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”).

Section 3.23 Purchaser Disclosures. The Company understands and confirms that the Purchasers will rely on the foregoing representations and warranties in effecting transactions in the Purchased Common Stock of the Company. All disclosure provided to the Purchasers in writing regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 4.1 Valid Existence. If an entity, such Purchaser is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite power and authority to own its Properties and carry on its business as currently conducted.

Section 4.2 Authority and Enforceability. Such Purchaser has all necessary legal power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by such Purchaser of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all legal action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents to which such Purchaser is a party will constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity.

Section 4.3 No Breach. The execution, delivery and performance by such Purchaser of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the Property of such Purchaser are subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (iii) violate any statute, order, rule or regulation of any Governmental Authority having jurisdiction over such Purchaser or the Property or assets of such Purchaser, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as could not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.4 Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by such Purchaser with respect to the purchase of any of the Purchased Common Stock or the consummation of the transactions contemplated by the Transaction Documents. Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for any fees, commissions or payments of the type contemplated by this Section 4.4 incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Common Stock or the consummation of the transactions contemplated by the Transaction Documents.

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Section 4.5 Unregistered Securities.

(a) Accredited Investor Status; Sophisticated Purchasers. Such Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (5), (6), (7) and/or (8) under the Securities Act and is able to bear the risk of its investment in the Purchased Common Stock. Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Purchased Common Stock, and has so evaluated the merits and risks of the Purchased Common Stock.

(b) Information. Such Purchaser or its Representatives have been given access to and an opportunity to examine such documents, materials and information concerning the Company and the TSO Acquisition as such Purchaser deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, has carefully reviewed and understands these materials and has had answered to such Purchaser’s full satisfaction any and all questions regarding such information. Such Purchaser or its Representatives made such independent investigation of the Company, its management, and related matters as such Purchaser deems to be necessary or advisable in connection with the Purchased Common Stock, and is able to bear the economic and financial risk of the Purchased Common Stock. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser or its Representatives shall modify, amend or affect such Purchaser’s right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser understands and acknowledges that its purchase of the Purchased Common Stock involves a high degree of risk and uncertainty. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of the Purchased Common Stock.

(c) Legends. Such Purchaser understands and acknowledges that, until such time as the Purchased Common Stock has been registered pursuant to the provisions of the Securities Act, or the Purchased Common Stock is eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Common Stock will bear the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

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(d) Purchase Representation. Such Purchaser is purchasing the Purchased Common Stock for its own account and not with a view to distribution in violation of any securities Laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Purchased Common Stock for any period of time. Such Purchaser understands and acknowledges that the shares of Purchased Common Stock it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering. Such Purchaser has been advised and understands and acknowledges that the Purchased Common Stock has not been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).

(e) No General Solicitation. Such Purchaser acknowledges and agrees that neither the Company nor any other Person offered to sell the Purchased Common Stock to it by means of any form of general solicitation or advertising, including but not limited to: any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees were invited by any general solicitation or general advertising. Such Purchaser further acknowledges and agrees that it was solicited or became aware of the investment in the Purchased Common Stock either through (i) a substantive, pre-existing relationship with the Company, (ii) direct contact with the Company or its agents outside of any public offering effort, and/or (iii) through contacts by the Company not identified through any public offering.

(f) Reliance Upon Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Purchased Common Stock is being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement (i) in concluding that the offer and sale of the Purchased Common Stock is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) to determine the applicability of such exemptions in evaluating the suitability of such Purchaser to purchase the Purchased Common Stock.

Section 4.6 No Side Agreements. Except for the confidentiality agreements entered into by and between such Purchaser and the Company and as set forth in the Company SEC Documents, there are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Transaction Documents), and there are no promises or inducements for future transactions by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company and any of its Affiliates, on the other hand.

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Section 4.7 Short Selling. Such Purchaser represents and warrants that it has not entered into any Short Sales of the Common Stock owned by it between the time it first began discussions with the Company about the transactions contemplated by this Agreement and the date hereof.

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and each Purchaser will, and the Company shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or the Company, as the case may be, advisable for the consummation of the transactions contemplated by the Transaction Documents.

Section 5.2 Use of Proceeds. The Company shall use the collective proceeds from the sale of the Purchased Common Stock (i) to partially finance the TSO Acquisition, (ii) to repay indebtedness and other obligations of the Company and its Affiliates outstanding under the Company’s Delayed Draw Term Loan Credit Agreement dated as of August 31, 2012, as amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, and (c) for working capital and general corporate purposes of the Company and its Subsidiaries. The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any United States sanctions administered by OFAC.

Section 5.3 Tax Information. The Company shall cooperate with the Purchasers and provide the Purchasers with any reasonably requested tax information related to their ownership of the Purchased Common Stock.

Section 5.4 Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Common Stock acquired hereunder by the Purchaser until the earlier of (i) the termination of the Agreement and (ii) such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared or deemed effective by the Commission.

Section 5.5 Securities Laws Disclosure; Publicity.

(a) The Company shall, by 8:30 a.m. (New York City time) on the Business Day immediately following the date hereof, file a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby, including the Transaction Documents as exhibits thereto (such date, the “Disclosure Deadline”).

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(b) The Company shall timely file all required reports under Section 13 or 15(d) of the Exchange Act, as applicable. The Company understands and confirms that the Purchasers will rely on the foregoing representation and covenant and the representation and covenant in Section 5.5(a) above in effecting transactions in securities of the Company.

(c) The Company and the Purchaser Designee, on behalf of the Purchasers solely for purposes of this Section 5.5(c), shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of any Purchaser, or without the prior consent of the Purchaser Designee, on behalf of the Purchasers solely for purposes of this Section 5.5(c), with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Section 5.6 No Conflicting Agreements. Neither the Company nor any Purchaser will take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with their obligations under the Transaction Documents.

Section 5.7 Compliance with Laws. The Company and each Purchaser will comply in all material respects with all applicable Laws of all Governmental Authorities.

Section 5.8 Listing of Purchased Common Stock and Related Matters. Promptly following the execution of this Agreement, the Company shall take all necessary action to cause the Purchased Common Stock to be listed on the OTC Bulletin Board no later than the Closing Date. Further, if the Company applies to have its Common Stock traded on any other principal stock exchange or market, it shall include in such application the Purchased Common Stock and will take such other action as is necessary to cause such Purchased Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the OTC Bulletin Board and, in accordance therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

Section 5.9 Termination of Covenants. The provisions of Sections 5.5(a), 5.5(c), 5.6, and 5.7 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration statement covering the Registrable Shares (as such term is defined in the Registration Rights Agreement) shall terminate.

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Section 5.10 Subsequent Equity Sales.

(a) From the Closing Date until ninety (90) days after the Closing Date, without the consent of the Required Purchasers, neither the Company nor any of its Subsidiaries shall issue shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 5.10(a) shall not apply to (i) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise or exchange of any securities of the Company or a Subsidiary outstanding on the Closing Date, provided that the terms of such security are not amended (other than pursuant to the terms thereof) after the Closing Date to decrease the exercise price or increase the Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof or (ii) the issuance of any Common Stock or Common Stock Equivalents pursuant to the 2012 Long Term Incentive Plan.

(b) The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Common Stock in a manner that would require the registration under the Securities Act of the sale of the Purchased Common Stock to the Purchasers, or that will be integrated with the offer or sale of the Purchased Common Stock for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 5.11 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Purchased Common Stock or otherwise.

Section 5.12 Form D; Blue Sky. After the Closing, the Company agrees to timely file a Form D with respect to the Purchased Common Stock as required under Regulation D and to provide a copy thereof to the Purchasers (provided that the posting of the Form D on the Commission’s EDGAR system shall be deemed delivery of the Form D for purposes of this Agreement). The Company, on or before the Closing, shall take such action as the Company shall reasonably determine is necessary, if any, in order to qualify the Purchased Common Stock for sale to the Purchasers under applicable securities or “blue sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions to the Purchasers.

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Section 5.13 Pledges. The Company acknowledges and agrees that any Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the Purchased Common Stock in connection with applicable securities Laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but any Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Purchased Common Stock or for any agreement, understanding or arrangement between such Purchaser and its pledgee or secured party. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Purchased Common Stock may reasonably request in connection with a pledge or transfer of the Purchased Common Stock, including the preparation and filing of any required prospectus supplement to any registration statement filed pursuant to the Registration Rights Agreement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

Section 5.14 Pre-Closing Covenants. The Company covenants and agrees to take all actions necessary to effect the Charter Amendment, the Anti-Dilution Rights Waiver and the 2012 Registration Rights Amendment prior to the Closing, including but not limited to obtaining stockholder approval of each action, as necessary.

Section 5.15 Cooperation. In order to effectuate the intents and purposes of this Agreement, each Purchaser, severally and not jointly, covenants and agrees that such Purchaser will vote all Common Stock of the Company owned by it prior to the date of this Agreement, if any, in favor of, or otherwise consent to, the Charter Amendment, the Anti-Dilution Rights Waiver and the 2012 Registration Rights Amendment. Notwithstanding the foregoing, nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

ARTICLE VI

CLOSING CONDITIONS

Section 6.1 Conditions to the Closing.

(a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Common Stock shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Transaction Documents or makes the transactions contemplated by this Agreement or the Transaction Documents illegal;

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(ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement or the Transaction Documents;

(iii) the Amended and Restated Certificate of Incorporation of the Company shall have been amended (the “Charter Amendment”) to (i) increase the number of authorized shares of Common Stock to permit the transactions contemplated hereby, and (ii) delete or revise portions of Article 11 thereof to enable the Board of Directors of the Company to approve certain transfers of Common Stock by holders of five percent or more of the outstanding amount of Common Stock (“5% Holders”), including without limitation, the pre-approval of certain transfers on a prospective basis;

(iv) all actions as are necessary to amend or obtain waivers under the Warrant Agreement in order to waive the application of the anti-dilution rights set forth in Section 4.5 of the Warrant Agreement with respect to the Purchased Common Stock (the “Anti-Dilution Amendment”) shall be completed;

(v) all actions as are necessary to amend or obtain waivers under the 2012 Registration Rights Agreement in order to waive the application of piggyback registration rights under Section 2.2 of the 2012 Registration Rights Agreement with respect to the registration statement covering the Purchased Common Stock contemplated by the Registration Rights Agreement (the “2012 Registration Rights Amendment”) shall be completed; and

(vi) all closing conditions (other than payment of the purchase price) required to consummate the TSO Acquisition have been satisfied or waived, and the parties to the TSO Acquisition Agreement are prepared to consummate the TSO Acquisition substantially on the terms set forth therein.

(b) Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Common Stock shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) the Company shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by the Company on or prior to the Closing Date;

(ii) the representations and warranties of the Company contained in this Agreement that are qualified by materiality or Company Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

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(iii) since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing; from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Purchased Common Stock at the Closing;

(iv) the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Purchased Common Stock and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect; and

(v) the Purchasers shall have received an opinion from Porter Hedges LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchasers and addressing the enforceability of this Agreement and the exempt status of the sale of the Purchased Common Stock hereunder from the registration requirements of the Securities Act;

(vi) the Company shall have taken such action as the Company shall reasonably determine is necessary, if any, in order to qualify the Purchased Common Stock for sale to the Purchasers under applicable securities or “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and shall have provided evidence reasonably satisfactory to the Purchasers of such actions; and

(vii) the Company shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Company’s closing deliveries described in Section 6.2 of this Agreement.

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(c) Company’s Conditions. The obligation of the Company to consummate the sale of the Purchased Common Stock to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(i) such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) since the date of this Agreement, no Purchaser Material Adverse Effect with respect to such Purchaser shall have occurred and be continuing; and

(iv) such Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing, its closing deliveries described in Section 6.3 of this Agreement.

Section 6.2 Company Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Company will deliver, or cause to be delivered, to each Purchaser:

(a) the Purchased Common Stock by delivering certificates (bearing the legend set forth in Section 4.5(c)) evidencing such Purchased Common Stock at the Closing, all free and clear of any Liens, encumbrances or interests of any other party;

(b) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Company;

(c) the Officer’s Certificate substantially in the form attached to this Agreement as Exhibit B;

(d) a certificate of the Secretary of the Company dated as of the Closing Date substantially in the form attached to this Agreement as Exhibit D;

(e) a certificate dated as of a recent date of the Secretary of State of the State of Delaware with respect to the due organization and good standing in the State of Delaware of the Company; and

(f) a cross receipt, dated the Closing Date, executed by the Company and delivered to each Purchaser, certifying that the Company has received the Purchase Price with respect to the Purchased Common Stock issued and sold to all Purchasers, substantially in the form attached to this Agreement as Exhibit E.

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(g) an opinion from Porter Hedges LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchasers and addressing the enforceability of this Agreement and the exempt status of the sale of the Purchased Common Stock hereunder from the registration requirements of the Securities Act;

(h) the executed Charter Amendment;

(i) the executed Registration Rights Amendment;

(j) the executed Anti-Dilution Amendment;

(k) evidence satisfactory to the Purchasers that the Company has taken the actions set forth in Section 6.1(b)(vi) with respect to securities or “Blue Sky” laws of the states of the United States;

Section 6.3 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered, to the Company:

(a) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser;

(b) an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit C;

(c) payment of the Common Stock Price for each share of Purchased Common Stock being purchased by such Purchaser by wire transfer of immediately available funds to an account designated by the Company at least twenty four (24) hours prior to 9:30 a.m., New York time, on the Closing Date; and

(d) a cross receipt, dated the Closing Date, executed by such Purchaser and delivered to the Company, certifying that such Purchaser has received its Purchased Common Stock, substantially in the form attached to this Agreement as Exhibit E.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.1 Indemnification by the Company. The Company agrees to indemnify and hold the Purchasers, their Affiliates, and any of their respective officers, directors, employees, agents, representatives, successors, members, stockholders and partners (each, a “Purchaser Indemnitee”) harmless from and against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Losses”), to which any Purchaser Indemnitee may become subject to the extent resulting from, due to or based upon Purchasers having entered into this Agreement or agreeing to purchase securities of the Company under the Securities Act, the Exchange Act, or other federal or state statutory Law or regulation, at common law or otherwise, insofar as such Losses arise out of or are based upon any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made by the Company in this Agreement.

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Section 7.2 Indemnification by Purchasers. Each Purchaser severally and not jointly agrees to indemnify and hold the Company, its Affiliates, any of its or their Affiliates, and any of its or their respective officers, directors, employees, agents, representatives, successors, members, stockholders and partners (each, a “Company Indemnitee”) harmless from and against any and all Losses to which any Company Indemnitee may become subject insofar as such Losses arise out of or are based upon any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made to the Company in this Agreement or any Transaction Document by such Purchaser; provided that the liability of each Purchaser shall be in proportion to, and shall be limited to, such Purchaser’s Commitment Amount.

Section 7.3 Conduct of Indemnification Proceedings.

(a) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to give such notice shall not limit the rights of such Person or relieve the indemnifying party from any liability that it may have under Sections 7.1 and 7.2 above unless and only to the extent that failure to give such notice materially prejudices the indemnifying party; and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and any indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim at the expense of such indemnified person, unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party when permitted hereunder, the indemnified party shall be entitled to assume and control such defense and to settle and agree to pay in full such claim without the consent of the indemnifying party without prejudice to the ability of the indemnified party to enforce its claim for indemnification against the indemnifying party hereunder.

(b) Except as otherwise provided in the preceding paragraph, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which consent shall not be unreasonably withheld or delayed. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim (i) unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party and (B) such settlement or compromise does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the indemnified party or (ii) if such settlement or compromise provides for injunctive or other non-monetary relief, in each case, unless the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1 Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever the Company has an obligation under the Transaction Documents, the expense of complying with such obligation shall be an expense of the Company unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable, and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect. The Transaction Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.2 Fees and Expenses. The Company shall be responsible for and shall pay all Transfer Agent fees and any transfer, documentation, sales, use, stamp, registration, or similar taxes in connection with this Agreement or the issuance of the Purchased Common Stock to the Purchasers. The Company shall pay, on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Purchasers, all reasonable out-of-pocket expenses incurred by the Purchasers, including without limitation reimbursement of attorneys’ fees and disbursements in connection with the preparation, negotiation, execution and delivery of the Commitment Letter, this Agreement and the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby and any amendment, modification or waiver hereof or thereof. The Company shall be responsible for all costs and fees in connection with any review of the transactions contemplated by the Transaction Documents under the Hart-Scott-Rodino Act, if any.

Section 8.3 Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement indefinitely. Except as provided in Section 5.9, the covenants made in this Agreement or any other Transaction Document shall survive the closing of the transactions contemplated herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Common Stock and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Company and the Purchasers pursuant to Section 3.11, Section 4.4 and Article VII of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

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Section 8.4 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Transaction Document, any waiver of any provision of this Agreement or any other Transaction Document and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 8.5 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Company, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b) Assignment of Purchased Common Stock. All or any portion of a Purchaser’s Purchased Common Stock purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities Laws and the Registration Rights Agreement.

(c) Assignment of Rights. Each Purchaser may assign all or any portion of its rights and obligations under this Agreement without the consent of the Company to any Affiliate of such Purchaser, and the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 8.5(c), such rights and obligations may not otherwise be transferred except with the prior written consent of the Company (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.

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Section 8.6 Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has executed a confidentiality agreement in favor of the Company shall continue to be bound by such confidentiality agreement in accordance with the terms thereof.

Section 8.7 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser, at its address as it appears on its signature page hereto,

with a copy to:

Neal, Gerber & Eisenberg LLP

2 N. LaSalle Street, Suite 1700

Chicago, Illinois 60602

Attention: David S. Stone

Facsimile: (312) 578-1796

(b)	If to the Company:

Par Petroleum Corporation

One Memorial City Plaza

800 Gessner Road, Suite 875

Houston, Texas 77024

Attention: Brice Tarzwell, General Counsel

Facsimile: (832) 565-1207

with a copy to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attention: E. James Cowen

Facsimile: (713) 228-1331

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon actual receipt, if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iii) when receipt acknowledged, if sent via facsimile; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

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Section 8.8 Removal of Legend. The Company shall remove the legend described in Section 4.5(c) from the certificates evidencing the Purchased Common Stock at any time following (x) the six-month anniversary of the Closing Date, upon request of a Purchaser who is not an “affiliate” (as defined under Rule 144 of the Securities Act) of the Company at the time of such request or during the three months prior to such request, provided that the Company is in compliance with its disclosure requirements under applicable federal securities Laws as of such date and (y) after the twelve-month anniversary of the Closing Date upon request of a Purchaser who is not an “affiliate” (as defined under Rule 144 of the Securities Act) of the Company at the time of such request or during the three months prior to such request. The Company shall cooperate with such Purchaser to effect removal of such legend and shall deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Purchased Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with (1) either a customary representation by the Purchaser that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Purchaser that such Purchaser has sold the shares of Common Stock represented thereby in accordance with the plan of distribution contained in the registration statement filed pursuant to the Registration Rights Agreement, and (B) the Company shall use its reasonable best efforts to cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act.

Section 8.9 Entire Agreement. The Transaction Documents, including all exhibits and schedules thereto, are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company or a Purchaser set forth herein or therein. The Transaction Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter (other than nondisclosure and confidentiality agreements between the Company and the Purchasers signed in anticipation of an equity financing in the Company).

Section 8.10 Governing Law and Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION AND DELIVERY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

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(b) ANY ACTION, SUIT OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL ONLY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT, AND EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT ANY ACTION, SUIT OR PROCEEDING, SEEKING TO ENFORCE A FINAL JUDGMENT RENDERED IN SUCH COURT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION. PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 8.7 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 8.10. IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 8.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, .pdf or other electronic transmission) and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute the same Agreement.

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Section 8.12 Termination.

(a) This Agreement may be terminated:

(i) by mutual written consent of the Company and the Required Purchasers at any time prior to the Closing;

(ii) by either the Company or any Purchaser (with respect to itself only) if the Closing has not been consummated on or before September 30, 2013; provided, that no Party may terminate this Agreement pursuant to this Section 8.12(a)(ii) if such Party’s failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before such date;

(iii) by either the Company or any Purchaser (with respect to itself only) if any court of competent jurisdiction in the United States or any other Governmental Authority shall have issued a final order, decree or ruling or taken any other financial action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action is or shall have become final and nonappealable;

(iv) by the Company if there shall have been a breach of any representation, warranty or covenant on the part of any Purchaser set forth in this Agreement, or if any such representation or warranty of a Purchaser shall have become untrue, in either case, such that the conditions set forth in Section 6.1(c) would be incapable of being satisfied by September 30, 2013 and such Purchaser has not cured such breach or inaccuracy within five (5) Business Days after receipt of written notice thereof from the Company; provided, that the Company is not then in breach of any of its obligations under this Agreement; and

(v) by any Purchaser (with respect to itself only) if there shall have been a breach of any representation, warranty or covenant on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become untrue, in either case, such that the conditions set forth in Section 6.1(b) would be incapable of being satisfied by September 30, 2013 and the Company has not cured such breach or inaccuracy within five (5) Business Days after receipt of written notice thereof from the Purchasers; provided, that such Purchaser is not then in breach of any of its obligations under this Agreement.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate if the TSO Acquisition Agreement shall have been terminated pursuant to its terms.

(c) In the event of termination by the Company or any Purchaser of its obligations to effect the Closing pursuant to this Section 8.12, written notice thereof shall be given to the other Purchasers by the Company and, in the event of termination by any Purchaser, the other Purchasers shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Purchasers.

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(d) In the event of the termination of this Agreement by either the Company or the Purchasers as provided in Section 8.12(a) or in accordance with Section 8.12(b):

(i) except as set forth in Section 8.3, this Agreement shall become null and void and have no further force or effect, but the Parties shall not be released from any liability arising from or in connection with any breach of any Transaction Document occurring prior to such termination and such termination shall not impair the right of any Party to compel specific performance by any other Party of its obligations under any Transaction Document; and

(ii) the confidentiality agreements entered into by and between each of the Purchasers and the Company shall remain in effect.

Section 8.13 Recapitalization, Exchanges, Etc. Affecting the Purchased Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Stock or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of the Purchased Common Stock, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement.

Section 8.14 Obligations Limited to Parties to Agreement. Each of the Parties covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under the Transaction Documents or under any documents or instruments delivered in connection therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or the Company or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or the Company or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and the Company under the Transaction Documents or any documents or instruments delivered in connection therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

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Section 8.15 Remedies. The Parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief including, without limitation, specific performance without bond or other security being required.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PAR PETROLEUM CORPORATION

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

ZCOF PAR PETROLEUM HOLDINGS, L.L.C.

By:	/s/ Philip G. Tinkler
Name:	Philip G. Tinkler
Title:	Vice President

Address:
Two North Riverside Plaza, Suite 600
Chicago IL 60606
Facsimile: 312-454-0335

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

WHITEBOX CONCENTRATED CONVERTIBLE ARBITRAGE PARTNERS, LP

By:	Whitebox Concentrated Convertible Arbitrage Advisors, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member

		By:	/s/ Mark Strefling
		Name:	Mark Strefling
		Title:	Chief Operating Officer

WHITEBOX SPECIAL OPPORTUNITIES FUND, LP – SERIES O

By:	Whitebox Special Opportunities Advisors, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member

		By:	/s/ Mark Strefling
		Name:	Mark Strefling
		Title:	Chief Operating Officer

WHITEBOX ASYMMETRIC PARTNERS, LP

By:	Whitebox Symmetric Advisors, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member

		By:	/s/ Mark Strefling
		Name:	Mark Strefling
		Title:	Chief Operating Officer

[Signature Page to Common Stock Purchase Agreement]

WHITEBOX CREDIT ARBITRAGE PARTNERS, LP

By:	Whitebox Credit Arbitrage Advisors, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member

		By:	/s/ Mark Strefling
		Name:	Mark Strefling
		Title:	Chief Operating Officer

PANDORA SELECT PARTNERS, LP

By:	Pandora Select Advisors, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member

		By:	/s/ Mark Strefling
		Name:	Mark Strefling
		Title:	Chief Operating Officer

WHITEBOX MULTI-STRATEGY PARTNERS, LP

By:	Whitebox Multi-Strategy Partners, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member

		By:	/s/ Mark Strefling
		Name:	Mark Strefling
		Title:	Chief Operating Officer

[Signature Page to Common Stock Purchase Agreement]

WHITEBOX INSTITUTIONAL PARTNERS, LP

By:	Whitebox Advisors, LLC; its Managing Member

	By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Operating Officer

WHITEBOX TACTICAL OPPORTUNITIES FUND, a series of Whitebox Mutual Funds, a Delaware Statutory Trust

	By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Operating Officer

Address:
3033 Excelsior Blvd., Suite 300
Minneapolis, MN 55416
Facsimile: 612-253-6149

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

ICQ INVESTMENTS, LP, SERIES 10

By:	ICONIQ Management, LLC
Its:	General Partner

	By:	/s/ Kevin Foster
	Name:	Kevin Foster
	Title:	Authorized Signatory

Address:	394 Pacific Ave, 2nd Floor
San Francisco, CA 94111

Facsimile: (415) 321-3960

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

ICQ INVESTMENTS, LP, SERIES 12

By:	ICONIQ Management, LLC
Its:	General Partner

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

Address:	394 Pacific Ave, 2nd Floor
San Francisco, CA 94111

Facsimile: (415) 321-3960

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

MC PAR, LLC

By:	/s/ Wendy V. Kane
Name:	Wendy V. Kane
Title:	Designated Person

Address:	5251 DTC Parkway, Suite 995
Greenwood Village, CO 80111

Facsimile: 303.397.8889

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

BAMBOULA PARTNERS LP

By:	Bamboula GP LLC, its General Partner

By:	/s/ Lewis M. Linn
Name:	Lewis M. Linn
Title:	President

Address:
3555 Timmons Lane, Suite 800
Houston, TX 77027
Facsimile: (713) 623-2317

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

HIGHBRIDGE INTERNATIONAL LLC

By:	Highbridge Capital Management, LLC, as
Trading Manager

By:	/s/ Jason Hempel
Name:	Jason Hempel
Title:	Managing Director

Address:	40 West 57th Street
New York, NY 10019

Facsimile:

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

LEON COOPERMAN

By:	/s/ Leon Cooperman
(By: David Bloom, authorized signatory)

Address:
17024 Brookwood Drive
Boca Raton, FL 33496

Facsimile: (561) 883-0607

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

CHATHAM EUREKA FUND L.P.

By:	Chatham Asset Management, LLC Investment Adviser

By:	/s/ Anthony Melchiorre
Name: Anthony Melchiorre
Title: Managing Member

Address:
c/o Chatham Asset Management, LLC
26 Main Street, Suite 204
Chatham, NJ 07928

Facsimile: 973-701-2424

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

BERNARD OSHER TRUST DTD 3/8/88

By:	/s/ Bernard Osher
Name:	Bernard Osher
Title:	Trustee

Address:
One Ferry Building, Suite 255
San Francisco, CA 94111
Facsimile:

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

THIRD AVENUE SPECIAL SITUATIONS
(MASTER) FUND, L.P.

By:	/s/ W. James Hall
Name: W. James Hall
Title: General Counsel

Address:
622 Third Avenue
New York, New York 10017

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

THE JERALD AND MELODY HOWE
WEINTRAUB REVEOCABLE TRUST

	By:	/s/ Jerald M. Weintraub
Name: Jerald M. Weintraub
Title: Trustee

Address: c/o Weintraub Capital Management, LP.
3527 Mt. Diablo Blvd. #322
Lafayette CA 94549
Facsimile:
jweintraub@wcapital.com
AND	ndeschane@wcapital.com

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

JACOBY ENTERPRISES INC.

By:	/s/ Jon E. M. Jacoby
Name: Jon E. M. Jacoby
Title: President

Address:
100 Morgan Keegan Dr Ste. 500
Little Rock, AR 72202
Facsimile: 501-978-2883

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

HOWARD BERKOWITZ

By:	/s/ Howard Berkowitz

Address:
15 Purchase Hills Drive
Purchase, NY 10577
Facsimile: 212-754-8746

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

GROUNDLAYER CAPITAL INC.

By:	/s/ Robert Grundleger
Name: Robert Grundleger
Title: President

Address:
150 King St. West, Suite 2600
Toronto, ON M5H 1J9
Facsimile: 416-365-2313

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

DIANE B. WILSEY REVOCABLE TRUST DTD 5/14/02

By:	/s/ Diane B. Wilsey
Name: Diane B. Wilsey
Title: Trustee

Address:
2352 Pine Street
San Francisco CA 94115
Facsimile: 415-563-2838

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

JBAB HOLDINGS LLLP

By:	/s/ Andrew Blank
Name: Andrew Blank
Title: General Partner

Address:
3455 NW 54th Street
Miami, FL 33142-3309
Facsimile: (305) 760-6944

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

COUGAR CAPITAL LLC

By:	/s/ Emanuel E. Geduld
Name: Emanuel E. Geduld
Title: Sr. Managing Member

Address:
1370 Avenue of the Americas, 30th Fl
New York, NY 10017 Attn Carl J. Bennett
Facsimile: 212-702-0672

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

FRIED INVESTMENT CORPORATION

By:	/s/ L. Richard Fried, Jr.
Name:	L. Richard Fried, Jr.
Title:	President

Address:
841 Bishop St. Ste 600
Honolulu, HI 96813
Facsimile: 808-536-2073

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

BLACK SWAN ALTERNATIVES, LLC

By:	/s/ Harvey Heller
Name:	Harvey Heller
Title:	Managing Partner

Address:
288 Ninth Street
Winter Garden, FL 34787
Facsimile: 407-905-9826

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

WILL K. WEINSTEIN REVOCABLE TRUST
UTA dtd 2/27/90

By:	/s/ Will K. Weinstein
Name:	Will K. Weinstein
Title:	Trustee

Address:
1 Ferry Building Suite 255
SF, CA 94111
Facsimile: 415-956-4126

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

JWLP INVESTMENTS, LTD.

By:	/s/ James A. Haywood
Name:	James A. Haywood
Title:	President

Address:
345 Augusta
Boerne, TX 78006
Facsimile: 830-336-4493

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER:

FILBERT PARTNERSHIP, LP – Fund 2

By:	/s/ David E. Park III
Name:	David E. Park III
Title:	Authorized Signatory

Address:
2754 Vallejo St
San Francisco, CA 94123
Facsimile:

[Signature Page to Common Stock Purchase Agreement]

Schedule 2.1

PURCHASERS AND COMMITMENT AMOUNTS

Purchaser	Common Stock	Gross Proceeds to Issuer
ZCOF Par Petroleum Holdings, L.L.C.	44,829,206	$62,312,596.34
Whitebox Asymmetric Partners LP	5,029,616	$6,991,166.24
Whitebox Multi-Strategy Partners, LP	9,659,528	$13,426,743.92
Whitebox Concentrated Convertible Arbitrage Partners, LP	4,896,381	$6,805,969.59
Whitebox Credit Arbitrage Partners, LP	3,364,181	$4,676,211.59
Pandora Select Partners, LP	3,530,724	$4,907,706.36
Whitebox Institutional Partners, LP	4,863,073	$6,759,671.47
Whitebox Special Opportunities Fund, LP—Series O	1,432,275	$1,990,862.25
Whitebox Tactical Opportunities Fund	532,939	$740,785.21
ICQ Investments, LP, Series 10	14,575,540	$20,260,000.60
ICQ Investments, LP, Series 12	3,410,072	$4,740,000.08
MC Par LLC	14,028,777	$19,500,000.00
Bamboula Partners LP	12,949,640	$17,999,999.60
Highbridge International LLC	6,538,339	$9,088,291.21
Leon Cooperman	3,597,122	$4,999,999.58
Chatham Eureka Fund L.P.	3,597,122	$4,999,999.58
Bernard Osher Trust dtd 3/8/88	2,158,273	$2,999,999.47
Third Avenue Special Situations (Master) Fund, L.P.	719,424	$999,999.36
The Jerald and Melody Howe Weintraub Revocable Trust	719,424	$999,999.36
Jacoby Enterprises Inc.	719,424	$999,999.36
Howard Berkowitz	539,568	$749,999.52
Groundlayer Capital Inc.	359,712	$499,999.68
Diane B. Wilsey Revocable Trust DTD 5/14/02	359,712	$499,999.68
JBAB Holdings LLLP	251,799	$350,000.61
Cougar Capital LLC	215,827	$299,999.53
Fried Investment Corporation	179,856	$249,999.84
Black Swan Alternatives, LLC	179,856	$249,999.84
Will K. Weinstein Revocable Trust	179,856	$249,999.84
JWLP Investments Ltd.	359,712	$499,999.68
Filbert Partnership LP – Fund 2	107,914	$150,000.46
Total	143,884,892	$199,999,999.85

Exhibit A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of             , 2013, is entered into among Par Petroleum Corporation, a Delaware corporation (the “Company”), and each of the other parties executing a counterpart signature page hereof whether on or after the date hereof.

W I T N E S S E T H

WHEREAS, the Company and certain stockholders of the Company (the “Investors”) are parties to that certain Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), with respect to the purchase by the Investors of an aggregate of 143,884,892 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company for an aggregate purchase price of $200,000,000 in a private placement under Regulation D of the Securities Act (the “Offering”); and

WHEREAS, the Company has agreed to provide such Investors who execute this Agreement with the registration rights specified in this Agreement with respect to any shares of Common Stock purchased by each such Investor in the Offering, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

“Additional Registration Statement” has the meaning set forth in Section 2.1(d).

“Adverse Effect” means an adverse effect on the price, timing or distribution of the Registrable Shares pursuant to any Registration Statement, based on market conditions or otherwise.

“Advice” has the meaning set forth in Section 2.6.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the Preamble.

“Allocated Purchase Price” means, with respect to each Holder, the amount paid by such Holder for the Common Stock purchased by such Holder under the Common Stock Purchase Agreement.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York City, New York are authorized or required by law to close.

“Closing Date” means the date that the Offering closes pursuant to the Common Stock Purchase Agreement.

“Commitment Letter” means that certain commitment letter dated June 14, 2013 entered into by the Company and the Purchasers whereby each of the Purchasers offered the Company its binding commitment and agreement to purchase in the aggregate $200,000,000 of shares of the Common Stock at a price of $1.39 per share, for the purposes and upon and subject to the terms and conditions set forth therein.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble and will include any successors pursuant to Section 2.12.

“Company Covered Persons” has the meaning set forth in Section 2.8(b).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Cut Back Shares” has the meaning set forth in Section 2.1(d).

“Demand Request” has the meaning set forth in Section 2.2(a).

“Demanding Stockholder” has the meaning set forth in Section 2.2(a).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus and (ii) each Issuer Free Writing Prospectus.

“Effectiveness Deadline” means, (i) with respect to the Initial Registration Statement, as promptly as practicable after filing thereof, but in no event later than (x) 180 days after the Closing Date, or (y) if earlier, 5 Business Days after the date on which the SEC informs the Company (I) that the SEC will not review the Initial Registration Statement or (II) that the Company may request the acceleration of the effectiveness of the Initial Registration Statement and the Company makes such request; (ii) with respect to any Additional Registration Statement, as promptly as practicable after the filing thereof, but in no event later than one year after the Closing Date and (iii) with respect to any Registration Statement in connection with an Underwritten Registration, as promptly as practicable after the filing thereof; provided, that if in any case the Effectiveness Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Effectiveness Deadline shall be the following Business Day.

“Effectiveness Period” means, (i) with respect to the Initial Registration Statement and any Additional Registration Statements, the period from the date of first effectiveness until the earlier to occur of the following: (a) the Holders have sold all of the Registrable Shares, (b) all of the Registrable Shares may be sold by the Holders without volume restrictions pursuant to Rule 144 or (c) the third anniversary of the effective date of such Registration Statement; (ii) with respect to an Underwritten Registration that is not a Shelf Registration, a period of not less than one hundred and eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) from the date of first effectiveness; and (iii) with respect to a Shelf Registration, from the date of first effectiveness until the earlier of (x) the third anniversary of the effective date of such Registration Statement and (y) the date on which all the Registrable Shares subject thereto have been sold pursuant to such Registration Statement.

“Event” has the meaning set forth in Section 2.1(b).

“Event Date” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities on Form S-8 or any similar successor form or (ii) securities to effect the acquisition of, or combination with, another Person registered on Form S-4 or any similar successor form.

“Filing Deadline” means (i) with respect to the Initial Registration Statement, the 60th day following the Closing Date and (ii) with respect to any Additional Registration Statement, the 30th day after the date that the Company is allowed to file such Additional Registration Statement by the SEC; provided, that if in any case the Filing Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Filing Deadline shall be the following Business Day.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; any court, tribunal or arbitrator; any self-regulatory organization; or any securities exchange or quotation system.

“Holder” means (i) each Person executing a counterpart signature hereto and (ii) any other Person who shall have become a party to this Agreement in accordance with Section 2.9.

“Holder Covered Persons” has the meaning set forth in Section 2.8(a).

“Initial Registration Statement” has the meaning set forth in Section 2.1(a).

“Inspectors” has the meaning set forth in Section 2.5(j).

“Investors” has the meaning set forth in the Recitals.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act.

“Joinder Agreement” has the meaning set forth in Section 2.9.

“Liquidated Damages” has the meaning set forth in Section 2.1(b).

“Material Disclosure Event” means, as of any date of determination, any event relating to the Company or any of its Subsidiaries that the Board reasonably determines in good faith, after consultation with outside counsel to the Company, (i) would require disclosure of material, non-public information in any Registration Statement or related prospectus including Registrable Shares (including documents incorporated by reference therein) so that such Registration Statement would not be materially misleading or otherwise not in compliance with applicable securities laws, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such Registration Statement or related prospectus and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its Subsidiaries or would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

“Notice” has the meaning set forth in Section 4.8(a).

“Offering” has the meaning set forth in the Recitals.

“Party” means any party to this Agreement.

“Person” or “person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, company, joint venture, trust, Governmental Authority or other entity.

“Qualified Public Offering” means (i) a public offering of Common Stock under the United States securities laws or (ii) any merger, consolidation, business combination, amalgamation, transfer of all or substantially all of the assets of the Company, or similar transaction to a third party as a result of which the shareholders of the Company receive, as the consideration in such merger, consolidation, business combination, amalgamation, transfer or similar transaction, equity securities of a class that (A) has been registered as part of a public offering under the United States securities laws and (B) is publicly traded on a national securities exchange or the London Stock Exchange or quoted on an automated interdealer quotation system in or outside the United States, which raises a minimum of $30 million of gross proceeds to the Company and/or the shareholders of the Company.

“Records” has the meaning set forth in Section 2.5(j).

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Shares” means (i) the shares of Common Stock purchased by the Investors pursuant to the Common Stock Purchase Agreement, and (ii) any and all shares of Common Stock issued or issuable with respect to such shares of Common Stock by way of stock dividend or a stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization.

“Registration Statement” shall mean each of the Initial Registration Statement, any Additional Registration Statements and any registration statement in connection with an Underwritten Registration.

“Requesting Holders” has the meaning set forth in Section 2.2(e).

“Required Filing Date” has the meaning set forth in Section 2.2(b).

“Rule 144” means Rule 144 promulgated under the Securities Act, as the same may be amended from time to time, and any successor or similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Restrictions” has the meaning set forth in Section 2.1(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Selling Securityholder Questionnaire” has the meaning set forth in Section 2.14.

“Shelf Registration” has the meaning set forth in Section 2.2(c).

“Subsidiaries” means any other Person (a) in which the Company owns, directly or indirectly, fifty percent (50%) or more of the securities or other ownership interests of such other Person, or (b) in which the Company owns, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of managers or directors, or other persons performing similar functions, of such other Person.

“Suspension Notice” has the meaning set forth in Section 2.6.

“Suspension Period” has the meaning set forth in Section 2.6.

“Underwritten Registration” has the meaning set forth in Section 2.2(a).

Section 1.2 Headings. Headings shall be ignored in construing this Agreement.

Section 1.3 Singular, plural, gender. References to one gender include all genders and references to the singular include the plural and vice versa.

Section 1.4 Recitals and Sections. References to this Agreement shall include the Recitals to it and references to Sections are to Sections of this Agreement.

Section 1.5 Information. References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

Section 1.6 Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed as if it is drafted by all the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement if an ambiguity or question of intent or interpretation arises.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Registration.

(a) Registration Statement. Subject to the terms and conditions of this Agreement, as soon as reasonably practicable after the Closing Date, but in any event no later than the applicable Filing Deadline, the Company will prepare and file a registration statement on Form S-1 or Form S-3 if the Company is eligible to use such form prior to effectiveness (the “Initial Registration Statement”) with the SEC for the resale of the Registrable Shares. The Company shall use its commercially reasonable efforts to (a) have the Initial Registration Statement declared effective on or prior to the applicable Effectiveness Deadline, and (b) cause the Initial Registration Statement to continue to be effective until the expiration of the applicable Effectiveness Period. For avoidance of doubt, the Company’s obligations hereunder shall include the filing of all amendments, post-effective amendments and supplements to the Initial Registration Statement and the prospectus used therein as may be necessary to keep such Initial Registration Statement effective throughout the applicable Effectiveness Period and comply with the Securities Act with respect to the disposition of all Registrable Shares during such period, as required pursuant to Section 2.5(a).

(b) Liquidated Damages. If any Registration Statement (other than any Registration Statement with respect to an Underwritten Registration) (i) is not filed with the SEC on or prior to the applicable Filing Deadline, (ii) is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the applicable Effectiveness Deadline, or (iii) does not remain effective for the applicable Effectiveness Period for any reason, (any such failure or breach in clauses (i) through (iii) above being referred to as an “Event,” and, the date on which such Event occurs being referred to as an “Event Date”) then in addition to any other rights the Holders may have hereunder or under applicable law, from the Event Date, for each day that the Event continues, the Company shall pay the Holders with respect to such Event, as liquidated damages and not as a penalty, an amount in cash equal to 0.25% of the Holder’s Allocated Purchase Price per calendar month or portion thereof prior to the cure of an Event (the “Liquidated Damages”). Notwithstanding the foregoing, the maximum payment of Liquidated Damages to any Holder associated with all Events in the aggregate shall not exceed 0.75% of the Holder’s Allocated Purchase Price.

(c) Waiver of Liquidated Damages. The Company may request a waiver of its obligation to pay any Liquidated Damages pursuant to Section 2.1(b), which may be granted or withheld by the consent of the Holders of a majority of the Registrable Shares, taken as a whole, in their sole discretion. The Company’s obligation to pay Liquidated Damages under Section 2.1(b) other than partial Liquidated Damages owing but not yet paid shall terminate at such time as the registration rights granted by this Agreement terminate in accordance with Section 3.1.

(d) SEC Modification of Offering Size. If at any time the SEC takes the position that the offering of some or all of the Registrable Shares on the Initial Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter”, the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Initial Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter”. The Holders shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Holders’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2.1(d), the SEC refuses to alter its position, the Company shall (i) remove from the Initial Registration Statement such portion of the Registrable Shares objected to by the SEC (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Initial Registration Statement without the prior written consent of such Holder. Any cut-back imposed on the Holders pursuant to this Section 2.1(d) shall be allocated among the Holders on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Holders otherwise agree. On or prior to the applicable Effectiveness Deadline, the Company shall have one or more registration statements on Form S-1 or Form S-3, as applicable, declared effective covering the resale of the Cut Back Shares (each an “Additional Registration Statement”). For the avoidance of doubt, the Liquidated Damages described above shall not begin to accrue with respect to such Cut Back Shares until after the applicable Effectiveness Deadline.

Section 2.2 Underwritten Registration.

(a) Request for Underwritten Registration. At any time after the date of this Agreement, any Holder or group of Holders that, together with its or their Affiliates, holds more than $50 million of the Registrable Shares (collectively, a “Demanding Stockholder”) shall have the right to require the Company to file a registration statement on Form S-1 or S-3, as applicable, or any similar form or successor to such forms under the Securities Act, or any other appropriate form under the Securities Act or the Exchange Act for an underwritten public offering of all or part of its Registrable Shares (an “Underwritten Registration”), by delivering to the Company written notice stating that such right is being exercised, naming the Demanding Stockholder(s) whose Registrable Shares are to be included in such registration, specifying the aggregate number of the Demanding Stockholder’s Registrable Shares to be included in such registration and, subject to Section 2.2(d) hereof, describing the intended method of distribution thereof to the extent then known (a “Demand Request”). The Demanding Stockholders hereunder shall collectively have the right to require up to three (3) Underwritten Registrations under this Section 2.2(a) and the Demanding Stockholders shall be limited to one Demand Request in any 365 day period.

(b) Required Filing Date. Subject to Section 2.2(g), the Company shall file the Registration Statement in respect of an Underwritten Registration as soon as practicable and, in any event, within ninety (90) days after receiving a Demand Request (the “Required Filing Date”) on any form for which the Company then qualifies, and which form shall be available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, and shall use commercially reasonable efforts to cause the same to be declared effective by the SEC on or before the applicable Effectiveness Deadline.

(c) Shelf Registration. With respect to any Underwritten Registration, subject to the availability of a registration statement on Form S-3 (or any successor form), the Company shall, upon written request from a Demanding Stockholder, agree to effect a registration of the Registrable Shares in a continuous offering pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”), and, thereafter, shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act on or before the applicable Effectiveness Deadline.

(d) Selection of Underwriters. The offering of Registrable Shares pursuant to such Underwritten Registration, including pursuant to a Shelf Registration, shall be in the form of a “firm commitment” underwritten offering. The Demanding Stockholders making such Demand Request shall select (i) the investment banking firm or firms to manage the underwritten offering and (ii) counsel to the Requesting Holders; provided that, in the case of clause (i), such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed. No Holder may participate in any underwritten registration pursuant to Section 2.2(a) unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting agreement agreed upon by the Company and accepts the underwriters selected in accordance with the procedures described in this Section 2.2(d), and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreement; provided that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his, her or its Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances created by such Holder, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to such Holder’s compliance with securities laws with respect to the Registrable Shares as may be reasonably requested; provided, further that any obligation of such Holder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Shares, and such liability shall be limited to the net amount received by such Holder from the sale of his, her or its Registrable Shares pursuant to such Underwritten Registration (which amounts shall include the amount of cash or the fair market value of any assets, including Common Stock, received in exchange for the sale or exchange of such Registrable Shares or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net amounts; provided, further that this Section 2.2(d) shall not require any Holder of Registrable Shares to agree to any lock up agreement, market standoff agreement or holdback agreement other than those permitted by Section 2.4 hereof.

(e) Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Underwritten Registration to all other Holders of Registrable Shares, who shall have the right, exercisable by written notice to the Company within fifteen (15) days of their receipt of the Company’s notice, to elect to include in such Underwritten Registration such portion of their Registrable Shares as they may request, so long as such Registrable Shares are proposed to be disposed of in accordance with the method or methods of disposition requested pursuant to this Section 2.2. All Holders requesting to have their Registrable Shares included in an Underwritten Registration in accordance with the preceding sentence together with all Demanding Stockholders shall be deemed to be “Requesting Holders” for purposes herein.

(f) Priority on Underwritten Registrations. No securities to be sold for the account of any Person (including the Company), other than a Requesting Holder, shall be included in an Underwritten Registration if the managing underwriters shall advise the Company and the Requesting Holders in writing that the aggregate amount of such securities requested to be included in any such Underwritten Registration would have an Adverse Effect. Furthermore, if the managing underwriters shall advise the Company and the Requesting Holders that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Underwritten Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Underwritten Registration shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder; provided, that if the number of Registrable Shares owned by the Demanding Stockholder to be included in the Underwritten Registration is less than 80% of the number requested to be so included by such Demanding Stockholder, the Demanding Stockholder may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Underwritten Registration in accordance with Section 2.7 hereof. An Underwritten Registration shall not count as an Underwritten Registration until the Registration Statement in connection with such offering has become effective, and any Underwritten Registration shall not count as an Underwritten Registration unless the Demanding Stockholder is able to register and sell at least 80% of the Registrable Shares requested to be included by such Demanding Stockholder in such Underwritten Registration.

(g) Deferral of Filing. The Company may defer the filing (but not the preparation) of a Registration Statement required by this Section 2.2 until after the Required Filing Date (i) for a period not to exceed one hundred eighty (180) days, if, at the time the Company receives the Demand Request, there exists a Material Disclosure Event, or (ii) for a period not to exceed one hundred eighty (180) days, if at the time the Company receives the Demand Request, the Board determines in its reasonable judgment that such Underwritten Registration would (A) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company or (B) render the Company unable to comply with requirements under the Securities Act or Exchange Act. A deferral of the filing of a Registration Statement pursuant to this Section 2.2(g) shall be lifted, and the requested Registration Statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the Material Disclosure Event is disclosed or terminated, or, in the case of a deferral pursuant to clause (ii)(A) of the preceding sentence, the acquisition, corporate organization or similar transaction is abandoned, or, in the cause of a deferral pursuant to clause (ii)(B) of the preceding sentence, such Underwritten Registration would no longer render the Company unable to comply with the requirements under the Securities Act or the Exchange Act. In order to defer the filing of a Registration Statement pursuant to this Section 2.2(g), the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.2(g), a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the Demanding Stockholder may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Underwritten Registration in accordance with Section 2.7 hereof. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2.2(g) only once in any consecutive twelve (12)-month period; provided that any deferral pursuant to this Section 2.2(g) shall be deemed to be a “Suspension Period” for purposes of Section 2.6 and shall be subject to the limitations and obligations during Suspension Periods set forth in Section 2.6. Each Holder agrees to keep confidential the fact that the Company has exercised its rights under this Section 2.2(g) and all facts and circumstances relating to such exercise until such information is made public by the Company.

(h) Withdrawal and Cancellation. Any Requesting Holder may withdraw its Registrable Shares from an Underwritten Registration at any time prior to effectiveness of the related Registration Statement and any Demanding Stockholder shall have the right to cancel a proposed Underwritten Registration of Registrable Shares pursuant to this Section 2.2(h). Upon such cancellation, the Company shall cease all efforts to secure registration and such Underwritten Registration shall not be counted as an Underwritten Registration under this Agreement for any purpose so long as the Demanding Stockholder pays all expenses (including the expenses of the Company) of such cancelled Underwritten Registration.

(i) Inclusion of Other Securities. In any Underwritten Registration requested pursuant to this Section 2.2, the Company shall not be permitted to register securities other than Registrable Shares for sale for the account of any Person (including the Company), unless permitted to do so by the written consent of the Holders of a majority of the Registrable Shares to be sold in such Underwritten Registration.

Section 2.3 SEC Registration Statements.

In the event that the Company becomes eligible to use Form S-3 (or any successor form) after any Registration Statement has become effective, the Company may, or at the request of the Holders of at least a majority of the Registrable Shares, shall convert all such Registration Statements on Form S-1 into Registration Statements on Form S-3 pursuant to Rule 429 under the Securities Act. The Company shall use commercially reasonable efforts to become and remain eligible to use Form S-3.

All Registration Statements shall comply with applicable requirements of the Securities Act, and, together with each prospectus included, filed or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 2.4 Holdback Agreements.

(a) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, except pursuant to Excluded Registrations, during the seven (7) days prior to the effective date of any Registration Statement and thereafter until the date on which all of the Registrable Shares subject to such Registration Statement have been sold (not to exceed ninety (90) days, as required by the underwriters managing the offering, subject to one extension of no more than seventeen (17) days if required by the underwriters managing the offering in connection with NASD Rule 2711(f) or any similar or successor provision) and (ii) if requested by the managing underwriters, to use reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of an Underwritten Registration, if otherwise permitted); provided that the foregoing described holdback shall not apply to the extent that the managing underwriters of such offering otherwise agree or, in the event a Registration Statement does not relate to an Underwritten Registration with respect to clause (i), if the holders of a majority of such Registrable Shares consent thereto.

(b) If any Holders of Registrable Shares notify the Company in writing that they intend to effect an Underwritten Registration registered pursuant to a Shelf Registration, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, except pursuant to Excluded Registrations, during the seven (7) days prior to and during the ninety (90)-day period beginning on the filing of the prospectus supplement with respect to such offering (not to exceed ninety (90) days, as required by the underwriters managing the offering, subject to one extension of no more than seventeen (17) days if required by the underwriters managing the offering in connection with NASD Rule 2711(f) or any similar or successor provision); and (ii) if requested by the managing underwriters, to use reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such Underwritten Registration, if otherwise permitted); provided that the foregoing described holdback shall not apply to the extent that the managing underwriters of such offering otherwise agree.

(c) Each Holder of Registrable Shares agrees, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any Registrable Shares, or any securities convertible into or exchangeable or exercisable for Registrable Shares, including any sale pursuant to Rule 144 (except as part of such underwritten offering), during the seven (7) days prior to and ending up to ninety (90) days after the date of the final prospectus; provided that the duration of the foregoing restriction shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other holder of Common Stock of the Company on whom a restriction is imposed in connection with such public sale and distribution; provided however, that the restrictions set forth in this Section 2.4(c) shall not apply with respect to a Holder that owns less than $10 million of Registrable Shares based on the Allocated Purchase Price of such Holder; and provided, further, that after a Qualified Public Offering, any Holder, upon notice to the Company that such Holder wishes to surrender such Holder’s rights under the Agreement, shall, upon such notice, no longer be subject to the obligations imposed by this Agreement, including this Section 2.4(c).

Section 2.5 Registration Procedures. The Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the terms hereof, and pursuant thereto the Company shall as expeditiously as possible, but subject to the other provisions of this Agreement:

(a) prepare and file with the SEC by the applicable Filing Deadline or the Required Filing Date, as applicable, each Registration Statement on the appropriate form under the Securities Act with respect to such Registrable Shares as required or permitted in accordance with the terms of this Agreement and use commercially reasonable efforts to cause such Registration Statement to become effective by the applicable Effectiveness Deadline, and to remain continuously effective throughout the applicable Effectiveness Period, prepare and file with the SEC such amendments, post-effective amendments, and supplements to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective throughout the applicable Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement; provided that as far in advance as practicable before filing any such Registration Statement or any amendment or supplement to such Registration Statement, the Company shall furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits and documents that are to be incorporated by reference into the Registration Statement, amendment or supplement), and any such Holder shall have the opportunity to provide comments to any information contained therein and the Company shall make any corrections or other amendments reasonably requested by such Holder with respect to such information prior to filing any such Registration Statement, amendment or supplement;

(b) furnish without charge to each Holder selling Registrable Shares and the underwriters, if any, of the securities being registered such number of copies of each Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), any documents incorporated by reference therein and such other documents as such Holder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder or the sale of such securities by such underwriters (it being understood that, subject to this Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each such Holder and the underwriters in connection with the offering and sale of the Registrable Shares covered by the Registration Statement of which such prospectus, amendment or supplement is a part);

(c) use commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any Holder thereof or any managing underwriters reasonably request; use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the applicable Effectiveness Period; and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction where it is not at such time so subject, or (iii) consent to general service of process in any such jurisdiction where it is not at such time so subject;

(d) promptly notify each Holder of such Registrable Shares and each underwriter, if any, in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation or threat of initiation of any proceedings for that purpose; and (iii) if such Registration Statement or related prospectus, at the time it or any amendment thereto became effective or at any time such prospectus is required to be delivered under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, upon the discovery by the Company of such material misstatement or omission or of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission; provided that, in the case of clause (iii), promptly after delivery of such notice, the Company shall, as the case may be, (x) prepare and file with the SEC a post-effective amendment to such Registration Statement and use commercially reasonable efforts to cause such amendment to become effective so that such Registration Statement, as so amended, shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) prepare and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e) permit (i) any selling Holder that, in such Holder’s reasonable judgment, may be deemed to be an underwriter or a controlling person of the Company (in each case, within the meaning of the Securities Act) and (ii) any selling Holder holding, or representing Holders of, a majority of the Registrable Shares included in such Registration Statement, to participate in the preparation of such Registration Statement or related prospectus and reasonably incorporate any information about such Holder furnished to the Company by such Holder that, in the reasonable judgment of the Company, should be included;

(f) make reasonably available senior management of the Company, as selected by the Holders of a majority of the Registrable Shares included in such registration, to assist in the marketing of the Registrable Shares covered by such registration, including the participation of such members of the Company’s senior management in road show presentations and other customary marketing activities, including “one on one” meetings with prospective purchasers of the Registrable Shares to be sold in an Underwritten Registration and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its capital stock; provided that such assistance does not unduly interfere with the normal operations of the Company in the ordinary course of business, consistent with past practice;

(g) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act, and make generally available to the Company’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as reasonably practicable, but no later than thirty (30) days after the end of the twelve (12)-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said twelve (12)-month period; provided that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act as required thereby and otherwise complies with Rule 158 under the Securities Act;

(h) in the case of an Underwritten Registration, if requested by the managing underwriters or any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or such selling Holder reasonably requests to be included therein, including with respect to the Registrable Shares being sold by such selling Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i) cooperate with the selling Holders and the managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Shares sold under any Registration Statement, which certificates shall not bear any restrictive legends unless required under applicable law, and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriters or such selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(j) promptly make available for inspection by any selling Holder and any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (j) if (i) the Company reasonably determines in good faith, after consultation with outside counsel, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (ii) such selling Holder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each selling Holder agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(k) furnish to each selling Holder and underwriter, if any, copies of (i) an opinion or opinions of counsel to the Company and updates thereof covering the matters customarily covered in opinions requested in underwritten offerings and (ii) a comfort letter or comfort letters and updates thereof from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by comfort letters to underwriters in connection with underwritten offerings;

(l) cause the Registrable Shares included in any Registration Statement to be listed on each securities exchange or quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

(m) provide a transfer agent and registrar for all Registrable Shares registered hereunder not later than the effective date of the Registration Statement related thereto;

(n) use commercially reasonable efforts to cause Registrable Shares covered by such Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares;

(o) notify each selling Holder promptly of any written comments by the SEC or any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(p) if applicable, enter into an underwriting agreement for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to that offering, including indemnities and contribution to the effect and to the extent provided in Section 2.8 and the provision of opinion of counsel and accountants’ letters to the effect and to the extent provided in Section 2.5(k) and enter into any other such customary agreements and take all such other actions as the Holders of a majority of the Registrable Shares covered by the Registration Statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares. The selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such selling Holders;

(q) make every reasonable effort to prevent the entry of any order suspending the effectiveness of the Registration Statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(r) provide a CUSIP number for all Registrable Shares not later than the effective date of the Registration Statement with respect thereto;

(s) in connection with an Underwritten Registration, make such representations and warranties to the selling Holders of such Registrable Shares and the underwriters with respect to the Registrable Shares and the Registration Statement as are customarily made by issuers to underwriters in primary underwritten offerings and deliver such documents and certificates as may be reasonably requested by each seller of Registrable Shares covered by the Registration Statement and by the underwriters to evidence compliance with such representations and warranties and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(t) advise each selling Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance or threat of issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(u) upon request and subject to appropriate confidentiality obligations, furnish to each selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other Governmental Authority relating to such offering of Registrable Shares; and

(v) during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Shares by reason of the limitations set forth in Regulation M of the Exchange Act.

Section 2.6 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any Material Disclosure Event, such Holder shall promptly discontinue such Holder’s disposition of Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company (the “Advice”) that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any Suspension Notice, the applicable Effectiveness Period relating to the disposition of such Registrable Shares shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus or the Advice (such period, a “Suspension Period”). The Company shall use commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable and shall as promptly as practicable after the expiration of the Suspension Period prepare a post-effective amendment or supplement to the Registration Statement or the prospectus or any document incorporated therein by reference, or file any required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than two (2) Suspension Periods during any consecutive twelve (12)-month period, which Suspension Periods shall have durations of not more than one hundred twenty (120) days in the aggregate; provided that a Suspension Period shall automatically expire upon the public disclosure of the information to which the Material Disclosure Event relates.

Section 2.7 Registration Expenses. Except as specifically set forth elsewhere in this Agreement, the Company shall pay all reasonable, out-of-pocket fees and expenses incident to any registration of the Registrable Shares hereunder, including all expenses incident to the Company’s performance of or compliance with this Article 2, all registration and filing fees, all internal fees and expenses of the Company (including any allocation of salaries of employees of the Company or any of its Subsidiaries or other general overhead expenses of the Company and its Subsidiaries or other expenses related to the preparation of financial statements or other data normally prepared by the Company and its Subsidiaries in the ordinary course of business and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with any applicable Governmental Authority, as may be required by the rules and regulations of such Governmental Authority, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares), messenger, duplicating, distribution and delivery expenses, the expense of any annual audit or quarterly review, the expense of any liability insurance, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for the Company and fees and expenses of its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration and the reasonable fees and expenses of any one (1) counsel for all Holders participating in such registration shall be paid for by the Company, which counsel shall be selected by the Holders of a majority of the Registrable Shares. Any underwriting discounts, commissions, fees or stock transfer taxes attributable to the sale of the Registrable Shares shall be borne by the Holders pro rata on the basis of the number of shares so registered whether or not any Registration Statement becomes effective, and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder (other than as set forth in the preceding sentence) shall be borne by such Holder.

Section 2.8 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each seller of Registrable Shares, its Affiliates and their respective employees, advisors, agents, representatives, successors, stockholders, partners, members, officers, and directors, each other Person who participates as an underwriter, broker or dealer in any offering or sale of securities and each other Person who controls such seller or any such participating Person (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Holder Covered Persons”) against, and reimburse, (i) any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable attorneys’ fees and disbursements, other than to the extent limited by Section 2.8(c) and (d)), (x) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any prospectus, preliminary prospectus, Disclosure Package or Issuer Free Writing Prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission; and (iii) any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or the Exchange Act, to the extent that any such expense or cost is not paid under clauses (i) or (ii) above; except (A) insofar as any such statements or omissions are caused by or contained in written information furnished to the Company by such seller or any Holder Covered Person specifically for inclusion in such Registration Statement, prospectus, preliminary prospectus, Disclosure Package, Issuer Free Writing Prospectus, amendment or supplement thereto or (B) to the extent that any loss, claim, damage, liability or expense is incurred by a seller of Registrable Shares as a result of selling such Registrable Shares during a Suspension Period.

(b) In connection with any Registration Statement or prospectus in which a seller of Registrable Shares is participating pursuant to this Article 2, each such seller shall furnish to the Company such written information and affidavits regarding such seller, the Registrable Shares and the intended distribution thereof as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and as shall be reasonably required in connection with any registration, qualification or compliance required in connection with this Article 2 and, to the fullest extent permitted by applicable law, each such seller shall indemnify the Company, and its officers and directors and each other Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any of its or their respective officers, directors, employees, agents, representatives, successors, members, stockholders and partners (the “Company Covered Persons”) against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable attorneys’ fees and disbursements, other than to the extent limited by Section 2.8(c) and (d)), (x) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any prospectus, preliminary prospectus, Disclosure Package or Issuer Free Writing Prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but, in the case of either (x) or (y), only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information furnished by such seller or any Holder Covered Person specifically stating that it has been provided for inclusion in such Registration Statement, prospectus, preliminary prospectus, Disclosure Package or Issuer Free Writing Prospectus or amendment or supplement thereto, or document incorporated by reference therein; provided that the obligation to indemnify shall be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares shall be in proportion to, and shall be limited to, the net amount of proceeds received by such seller from the sale of Registrable Shares pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to give such notice shall not limit the rights of such Person or relieve the indemnifying party from any liability that it may have under subsection (a) and (b) above unless and only to the extent that failure to give such notice materially prejudices the indemnifying party; and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and any indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim at the expense of such indemnified person, unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party when permitted hereunder, the indemnified party shall be entitled to assume and control such defense and to settle and agree to pay in full such claim without the consent of the indemnifying party without prejudice to the ability of the indemnified party to enforce its claim for indemnification against the indemnifying party hereunder.

(d) Except as otherwise provided in the preceding paragraph, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which consent shall not be unreasonably withheld or delayed. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim (i) unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party and (B) such settlement or compromise does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of the indemnified party or (ii) if such settlement or compromise provides for injunctive or other non-monetary relief, in each case, unless the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(e) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8(a) or Section 2.8(b) are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party from the offering of Registrable Shares (taking into account the portion of the proceeds of the offering realized by each such party, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated in this clause (ii), in such proportion as is appropriate not only to reflect the relative benefits referred to in clause (i), but also the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the actions or omissions that resulted in the losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(e) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one (1) entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include (subject to any limitation set forth thereon) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8(c) and (d), defending any such action, proceeding or claim. Notwithstanding the provisions of this Section 2.8(e), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages that such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8(e) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint and several. If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 2.8(a) and Section 2.8(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8(e) subject, in the case of the Holders, to the limits set forth in Section 2.8(b).

(f) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities and the termination of this Agreement. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

(g) As used in this Section 2.8, the terms “officers” and “directors” shall include the direct or indirect partners, members or managers of Holders of Registrable Shares that are partnerships or limited liability companies, as the case may be.

Section 2.9 Transfer of Registration Rights. Provided that the Company is given prompt written notice by the Holder of Registrable Shares of any transfer of Registrable Shares by such Holder of Registrable Shares stating the name and address of the transferee of such Registrable Shares and identifying the securities with respect to which the rights under this Article 2 are being assigned, the rights of such Holder of Registrable Shares under this Article 2 may be transferred in whole or in part at any time to any such transferee, so long as such transfer of securities is in accordance with all applicable state and federal securities laws and regulations, with the Company’s Amended and Restated Certificate of Incorporation (as the same may be amended from time to time), with this Agreement and the provisions of any other instruments executed by and among each of the parties hereto (including the Common Stock Purchase Agreement), and such transferee agrees in writing to be bound by the terms of this Agreement by executing and delivering a Joinder Agreement in the form of Exhibit A hereto (the “Joinder Agreement”). The Company shall be responsible for the expenses of registration in accordance with Section 2.7 of any transferee or assignee pursuant to this Section 2.9 to the same extent as the original transferor.

Section 2.10 Rule 144. The Company shall timely file (taking into account all valid extensions) the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, shall, upon the request of the Holders, make publicly available information substantially similar to the type of information that would be required if the Company was subject to rules under the Securities Act and the Exchange Act) and shall use commercially reasonable efforts to take such further action as the Holders may reasonably request, in each case to the extent required from time to time to enable the Holders to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the reasonable request of any Holder, the Company shall deliver to such parties a written statement as to whether it has complied with such requirements, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any Holder in availing itself of any rule or regulation of the SEC permitting the selling of any the securities without registration and shall, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by the Company’s principal financial officer, stating (a) the Company’s name, address and telephone number (including area code), (b) the Company’s Internal Revenue Service identification number, (c) the Company’s SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and has filed the most recent annual report required to be filed thereunder.

Section 2.11 Preservation of Rights.

(a) Notwithstanding anything herein to the contrary, the registration rights contemplated hereby will not be more favorable in any material respect than or otherwise inconsistent with the registration rights granted to the “Holders” under the Company’s Registration Rights Agreement dated August 31, 2012 and such “Holders” shall be treated pari passu or with priority with respect to the Holders hereunder and have priority over the Holders hereunder.

(b) From and after the date of this Agreement, the Company shall not (a) enter into any agreement with any Holder or prospective holder of any securities of the Company providing for the granting to the holder of registration rights that are more favorable in any material respect than or are otherwise inconsistent with the rights granted hereunder and which does not expressly provide that the Holders in this Agreement shall be treated pari passu or with priority with respect to such other holders have priority over such new holders of securities of the Company in any subsequent registration statement or (b) with respect to its securities, enter into any agreement or arrangement, take any action, or permit any change to occur that violates or subordinates the rights expressly granted to the Holders in this Agreement.

Section 2.12 Applicability of Rights to Holders in the Event of an Acquisition. In the event the Company merges into, consolidates with, sells substantially all of its assets to or otherwise becomes an Affiliate of a Person pursuant to a transaction or series of related transactions in which Holders or the respective members, partners or shareholders, as applicable, of the Holders receive equity securities of such Person (or of any Affiliate of such Person) in exchange for shares of Common Stock held by such Holders, all of the rights of the Holders set forth in this Agreement shall continue in full force and effect and shall apply to the Person the equity securities of which are received by such Holders pursuant to such transaction or series of related transactions. The Company agrees that the Company shall not enter into any agreement that has the effect set forth in the first clause of the preceding sentence unless such Person agrees to be bound by the foregoing provision.

Section 2.13 Deemed Underwriters. To the extent that, in connection with a registration of any of the Registrable Shares under the Securities Act pursuant to Section 2.1, any selling Holder is deemed to be an underwriter of Registrable Shares pursuant to any SEC comments or policies, the Company agrees that (1) the indemnification and contribution provisions contained in Section 2.8 shall be applicable to the benefit of such selling Holder in its role as deemed underwriter in addition to its capacity as Holder and (2) such selling Holder shall be entitled to conduct the due diligence which it would normally conduct in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

Section 2.14 Cooperation by Holders. Each selling Holder agrees to furnish to the Company a completed questionnaire (a “Selling Securityholder Questionnaire”) not later than five (5) Business Days following the date on which such Holder receives the form of Selling Securityholder Questionnaire with respect to any Registration Statement. A Holder shall provide to the Company all such information, including information regarding such Holder and the distribution proposed by such Holder, and all such materials, including a Selling Securityholder Questionnaire and updates thereto, as may be requested, and take all such action, in each case as may be required or reasonably requested in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act and any applicable regulatory or self-regulatory authority and the obligations and requirements of this Agreement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Agreement to register the Registrable Shares held by such Holder.

ARTICLE III

TERMINATION

Section 3.1 Termination. The registration rights granted by this Agreement shall terminate upon the earlier to occur of the following (a) the Holders have sold all of the Registrable Shares, (b) all of the Registrable Shares covered by a Registration Statement may be sold by the Holders without volume restrictions pursuant to Rule 144 of the Securities Act or (c) the third anniversary of the effective date of the Registration Statement. This Agreement may be terminated at any time by the written agreement of holders of at least 75% of all Registrable Shares then outstanding.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Whole Agreement. This Agreement, together with the Commitment Letter and the Common Stock Purchase Agreement, constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof (other than the non-disclosure and confidentiality agreements, if any, between the Company and the Holders signed in anticipation of an equity financing in the Company); provided, that in the event of any conflict or ambiguity between the terms of the Commitment Letter and the terms of this Agreement, the terms of this Agreement shall control.

Section 4.2 Successors and Assigns. Except as otherwise provided herein, no party hereto may assign, directly or indirectly, by operation of law or otherwise, any of its respective rights or delegate any of its responsibilities, liabilities or obligations under this Agreement, without the prior written consent of each other party hereto.

Section 4.3 Amendment and Waiver. Except as otherwise provided herein and other than as a result of the execution and delivery of a Joinder Agreement, no amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such amendment, alteration, modification or waiver is approved in writing by the Company and the Holders of a majority of the Registrable Shares; provided, however, that no amendment, alteration, modification or waiver of the rights of any Holder may be made without such Holder’s prior written consent if such amendment, alteration, modification or waiver would have an Adverse Effect on such Holder’s rights under this Agreement. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 4.4 Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. If any provision of this Agreement shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the parties hereto intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable law and that such modified provision shall thereafter be enforced to the fullest extent possible.

Section 4.5 Remedies. The Parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief including specific performance without bond or other security being required.

Section 4.6 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Parties (including any permitted transferees that hereafter become Parties in accordance with Section 2.9) to this Agreement, or any of their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein.

Section 4.7 Counterparts. This Agreement may be executed in several counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 4.8 Notices

(a) Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)	in writing in English; and

(ii)	delivered by hand, fax, email or other electronic transmission, registered post or by courier using a nationally recognized overnight delivery or courier company.

(b) Notices to the Company shall be sent to at the following address, or such other person or address as the Company may notify to the stockholders from time to time:

•	Par Petroleum Corporation

•	800 Gessner Road, Suite 875

•	Houston, Texas 77024

•	Facsimile: (832) 565-1207

•	Attention: Brice Tarzwell

•	Email: btarzwell@txnenergy.com

•

•	with copies to:

•

•	Porter Hedges LLP

•	1000 Main Street, 36th Floor

•	Houston, Texas 77002

•	Facsimile: (713) 228-1331

•	Attention: E. James Cowen

•	E-mail: jcowen@porterhedges.com

•

•	Neal, Gerber & Eisenberg LLP

•	2 N. LaSalle Street, Suite 1700

•	Chicago, Illinois 60602

•	Facsimile: (312) 578-1796

•	Attention: David S. Stone

•	E-mail: dstone@ngelaw.com

(c) Notices to the Holders shall be sent to such Holders at the addresses set forth on each Holder’s signature page hereto or as provided on any Joinder Signature Page, as applicable, or such other addresses as the applicable Holder may notify the Company in writing from time to time in accordance with this Section 4.8.

(d) A Notice shall be effective upon receipt and shall be deemed to have been received:

(i) at the time of delivery, if delivered by hand, registered post or courier; and

(ii) at the expiration of two (2) hours after completion of the transmission, if sent by electronic transmission;

provided that if a Notice would become effective under the above provisions after 5:30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9:30 a.m. on the next Business Day. References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

(e) Subject to the foregoing provisions of this Section 4.8, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post, overnight delivery service or courier to the relevant address pursuant to the above provisions or that the electronic transmission report (call back verification) states that the communication was properly sent or an e-mail was timely and properly sent attaching a copy of the subject notice as a .pdf.

Section 4.9 Governing Law and Venue; Waiver of Jury Trial

THIS AGREEMENT AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION AND DELIVERY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

ANY ACTION, SUIT OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL ONLY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT, AND EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT ANY ACTION, SUIT OR PROCEEDING, SEEKING TO ENFORCE A FINAL JUDGMENT RENDERED IN SUCH COURT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION. PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 4.8 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.9. IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 4.10 Independent Nature of Each Holder’s Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and each Holder shall not be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein and no action taken by any Holder pursuant hereto, shall be deemed to constitute such Holders as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(This space intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PAR PETROLEUM CORPORATION

By:
Name:	R. Seth Bullock
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:	FOR INDIVIDUAL INVESTORS:

Signature:
[Name of Entity]	Name:
By:
Name:
Title:
Taxpayer ID #:

ADDRESS FOR NOTICE:

Attention:
Tel:
Fax:
E-mail

With a copy to:

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

JOINDER SIGNATURE PAGE

The undersigned hereby (i) joins as a “Holder” in the Registration Rights Agreement, dated as of             , 2013 (as the same shall be amended from time to time), by and among the parties set forth on the signature page thereto and any other signatories added thereafter (the “Registration Rights Agreement”), (ii) authorizes this signature page to be attached as a counterpart of such Registration Rights Agreement, and (iii) agrees to be bound by, and shall be entitled to the benefits of, such Registration Rights Agreement.

Dated:
Name
Address

Signature

Exhibit A

Exhibit B

PAR PETROLEUM CORPORATION

Officer’s Certificate

Pursuant to Section 6.2(c) of the Common Stock Purchase Agreement, dated as of September 10, 2013 (the “Purchase Agreement”) by and among Par Petroleum Corporation, a Delaware corporation (the “Company”), and each of the Purchasers named in Schedule 2.1 to the Purchase Agreement relating to the issuance and sale by the Company to the Purchasers of an aggregate of 143,884,892 shares of Common Stock, the undersigned hereby certifies on behalf of the Company as follows:

(A) The Company has performed and complied in all material respects with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Company on or prior to the date hereof.

(B) The representations and warranties of the Company contained in the Purchase Agreement that are qualified by materiality or Company Material Adverse Effect (as defined in the Purchase Agreement) are true and correct in all respects as written as of the date of the Purchase Agreement and as of the date hereof, and all other representations and warranties are true and correct in all material respects as of the date of the Purchase Agreement and as of the date hereof, except that representations and warranties made as of a specific date are true and correct in all material respects as of such date only.

(C) Since the date of the Purchase Agreement, no Company Material Adverse Effect has occurred and is continuing.

Dated: [•], 2013

PAR PETROLEUM CORPORATION

By:
Name:
Title:

Exhibit B

Exhibit C

PURCHASERS’

Officer’s Certificate

Pursuant to Section 6.3(b) of the Common Stock Purchase Agreement, dated as of September 10, 2013 (the “Purchase Agreement”), by and among Par Petroleum Corporation, a Delaware corporation (the “Company”), and each of the Purchasers named in Schedule 2.1 to the Purchase Agreement relating to the issuance and sale by the Company to the Purchasers of an aggregate of 143,884,892 shares of Common Stock, each of the undersigned hereby certifies solely on behalf of itself as follows:

(A) Such Purchaser has performed and complied in all material respects with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by such Purchaser on or prior to the date hereof.

(B) The representations and warranties of such Purchaser contained in the Purchase Agreement that are qualified by materiality or Purchaser Material Adverse Effect (as defined in the Purchase Agreement) are true and correct in all respects as written as of the date of the Purchase Agreement and as of the date hereof, and all other representations and warranties are true and correct in all material respects as of the date of the Purchase Agreement and as of the date hereof, except that representations and warranties made as of a specific date are true and correct in all material respects as of such date only.

(C) Since the date of the Purchase Agreement, no Purchaser Material Adverse Effect has occurred and is continuing.

Dated: [•], 2013

[PURCHASER]

By:
Name:
Title:

Exhibit C

Exhibit D

PAR PETROLEUM CORPORATION

SECRETARY’S CERTIFICATE

[•], 2013

Reference is made to that certain Common Stock Purchase Agreement, dated as of September 10, 2013, by and among Par Petroleum Corporation, a Delaware corporation (the “Company”) and the Purchasers party thereto (the “Purchase Agreement”). Terms that are defined in the Purchase Agreement and that are used but not defined herein have the respective meanings given to them in the Purchase Agreement. I,             , hereby certify that I am the duly elected, qualified and acting             of the Company; and that as such I am familiar with the facts herein certified and am authorized to certify the same and do further certify, in such capacity, that:

1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Amended and Restated Certificate of Incorporation of the Company (including all amendments, if any, thereto), certified by the Secretary of State of the State of Delaware, as in effect on [•], 2013 and at all times thereafter to and including the date hereof (the “Certification of Incorporation”). No other amendments to such Certificate of Incorporation have been authorized by the members or Board of Directors of the Company and such Certificate of Incorporation is in full force and effect as of the date hereof.

2. No proceedings have been instituted or are pending, or, to the best of my knowledge, are contemplated, for the dissolution or liquidation of the Company or that would threaten its corporate existence or forfeit its limited corporate rights or franchises.

3. Attached hereto as Exhibit 2 is a true, correct and complete copy of resolutions duly and validly adopted by the Board of Directors of the Company at a meeting on [•], 2013, a copy of which has been duly filed with the minutes of the proceedings of such Board of Directors. Such resolutions have not been modified, amended, rescinded or revoked, and the same are in full force and effect on the date hereof and are within the power of the Board of Directors to pass as provided in the Certification of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

PAR PETROLEUM CORPORATION

By:
Name:
Title:

Exhibit D

Exhibit E

PAR PETROLEUM CORPORATION

Cross Receipt

Par Petroleum Corporation (the “Company”) hereby acknowledges receipt from the Purchasers (as defined in the Purchase Agreement) of a wire transfer to the Company’s account (Account No. [•]) with [•] (Routing No. [•]) in the amount of $[•] as full payment for the [•] shares of the Company’s Common Stock purchased by the Purchasers pursuant to that certain Common Stock Purchase Agreement, dated as of September 10, 2013 (the “Purchase Agreement”), by and among the Company and the Purchasers.

Dated: [•], 2013	PAR PETROLEUM CORPORATION

By:
Name:
Title:

Exhibit E

[PURCHASER]

CROSS RECEIPT

The undersigned, pursuant to that certain Common Stock Purchase Agreement, dated as of September 10, 2013 (the “Purchase Agreement”), by and among Par Petroleum Corporation (the “Company”) and the purchasers named therein, hereby acknowledges receipt of [•] shares of the Company’s Common Stock purchased by it pursuant to the Purchase Agreement.

Dated: [•], 2013	[PURCHASER]

By:
Name:
Title:

Exhibit E